Exhibit 10.2

Execution Copy

SECOND AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of April 30, 2004, by and among LANDAMERICA FINANCIAL GROUP, INC., a Virginia corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as Issuing Bank (the “Issuing Bank”), and as Swingline Lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of November 6, 2003, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of March 17, 2004 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.	Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by (i) in subsection (ix) of the definition of “Indebtedness”, inserting at the end thereof the phrase “excluding 2004 Convertible Debenture Hedges”, (ii) replacing the defined terms “Applicable Margin”, “Applicable Percentage” in their entirety and (iii) inserting the defined terms “2004 Convertible Debenture”, “2004 Convertible Debenture Hedges”, “Centennial Bank” and “Federal Home Loan Bank Borrowings” in their proper alphabetical order:

“2004 Convertible Debenture” shall mean, collectively, senior unsecured convertible debentures of the Borrower, in an aggregate amount not to exceed One Hundred Seventy-Five Million Dollars ($175,000,000), to be offered and sold by the Borrower on or before September 30, 2004 and which may include any or all of the terms set forth on Schedule 7.1 (B) attached hereto.

“2004 Convertible Debenture Hedges” shall mean hedging transactions in the Borrower’s Common Stock entered into by the Borrower in connection with the offering of the 2004 Convertible Debenture concurrently with the pricing of such offering, including but not limited to the following: the purchase by the Borrower of a call option, the sale by the Borrower of a warrant option, and the Borrower entering into a dividend floor protection agreement, an indemnity side letter and other agreements relating to such hedging transactions.

“Applicable Margin” shall mean, as of any date, with respect to interest on all Loans outstanding on any date or the letter of credit fee referred to in Section 2.14(c), as the case may be, a percentage per annum determined by reference to the applicable Leverage Ratio from time to time in effect as set forth on Schedule I; provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level V as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

“Applicable Percentage” shall mean, with respect to the facility fee referred to in Section 2.14(b) as of any date, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I; provided, that a change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate, the Applicable Percentage shall be at Level V as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above.

“Centennial Bank” shall mean Centennial Bank, a California industrial bank, whose principal place of business is located in Fountain Valley, California.

“Federal Home Loan Bank Borrowings” shall mean all Indebtedness of Centennial Bank owing to the Federal Home Loan Bank.

(b) Section 1.1 of the Credit Agreement is hereby further amended by replacing the definition of “Hedging Transaction” in its entirety with the following:

“Hedging Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between such Person and any Lender or Affiliate of any Lender that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, including, without limitation, the 2004 Convertible Debenture Hedges.

(c) Section 5.1 of the Credit Agreement is hereby amended by replacing Section 5.1(c) in its entirety with the following:

(c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, (i) a Compliance Certificate signed by the treasurer or the principal financial officer of the Borrower and (ii) an internally prepared operating segment analysis report;

(d) Section 6.1 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Leverage Ratio. The Borrower will maintain at all times, commencing with the Fiscal Quarter ending March 31, 2004, a Leverage Ratio of not greater than .375:1.0.

(e) Section 7.1 of the Credit Agreement is hereby amended by (i) deleting subsections (c) and (h) thereof and replacing them with the following new subsections (c) and (h) and (ii) adding the following as new subsections (i) and (j):

(c) Indebtedness described on Schedule 7.1(A) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(h) Additional Indebtedness incurred by the Borrower in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding so long as prior to and after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing; provided that such Indebtedness shall mature no earlier than six months after the Revolving Commitment Termination Date; provided further that the Borrower shall not make any voluntary prepayments with respect thereto prior to the Revolving Commitment Termination Date;

(i) Federal Home Loan Bank Borrowings, provided, that, at no time shall the aggregate outstanding amount of such Federal Home Loan Bank Borrowings exceed $100,000,000; and

(j) the 2004 Convertible Debenture.

(f) Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the “.” at the end of subsection (m) thereof and replacing it with “; and” and (ii) adding the following as a new subsection (n):

(n) Liens securing obligations in respect of Federal Home Loan Bank Borrowings permitted hereunder.

(g) Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the “.” at the end of subsection (c) thereof and replacing it with “; and”, and (ii) adding the following new subsection (d) thereto:

(d) consummate, perform and settle the 2004 Convertible Debenture Hedges in cash or shares of the Borrower’s common stock, as required thereunder.

(h) Section 7.10 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Hedging Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than: (i) Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (ii) the 2004 Convertible Debenture Hedges. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

(i) The Credit Agreement is hereby further amended by replacing Schedule I and Schedule 7.1 attached thereto in their entirety with Schedule I and Schedule 7.1 attached hereto.

2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received the following:

(a) executed counterparts to this Amendment from the Borrower and the Required Lenders;

(b) reimbursement or payment of the costs and expenses of the Administrative Agent incurred in connection with this Amendment or otherwise outstanding in connection with the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent); and

(c) any other documents or agreements as reasonably requested by the Administrative Agent.

3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Agent that:

(a) The execution, delivery and performance by the Borrower of this Amendment (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Material Subsidiaries is a party or by which the Borrower or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower or any of its Material Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Waiver. The Lenders hereby waive any breach of Section 7.1 and Section 7.2 solely relating to the incurrence of any Federal Home Loan Bank Borrowings prior to the effectiveness of this Amendment.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower by their respective authorized officers as of the day and year first above written.

BORROWER:

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Ronald B. Ramos

Name: Ronald B. Ramos
Title: Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT]

LENDERS:

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Mark A. Flatin

Name: Mark A. Flatin
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT]

WACHOVIA BANK, N.A., as Syndication Agent and a Lender

By:	/s/ Susan F. Owens

Name: Susan F. Owens
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

UNION BANK OF CALIFORNIA, N.A. as Documentation Agent and as a Lender

By:	/s/ Joseph M. Argabrite

Name: Joseph M. Argabrite
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

US BANK, National Association, as a Lender

By:	/s/ Douglas A. Rich

Name: Douglas A. Rich
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

COMERICA BANK, as a Lender

By:	/s/ J. F. Cooper

Name: J. F. Cooper
Title: F.V.P.

[SIGNATURE PAGE TO SECOND AMENDMENT]

FLEET NATIONAL BANK, as a Lender

By:	/s/ Renee Sampson

Name: Renee Sampson
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

JP MORGAN CHASE BANK, as a Lender

By:	/s/ Helen L. Newcomb

Name: Helen L. Newcomb
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

PNC BANK, National Association, as a Lender

By:

Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT]

WELLS FARGO BANK, N.A., formerly known as Wells Fargo Bank Arizona, N.A., as a Lender

By:	/s/ M. Scott Parker

Name: M. Scott Parker
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

BANK ONE, N.A., as a Lender

By:

Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT]

Schedule I

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Percentage for Facility Fee
I	Less than or equal to 0.20:1.00	0.45% per annum	0.10% per annum

II	Less than or equal to 0.25:1.00 but greater than 0.20:1.00	0.50% per annum	0.125% per annum

III	Less than or equal to 0.30:1.00 but greater than 0.25:1.00	0.55% per annum	0.15% per annum

IV	Less than or equal to 0.35:1.0 but greater than 0.30:1.00	0.65% per annum	0.20% per annum

V	Greater than 0.35:1.0	0.80% per annum	0.25% per annum

Schedule 7.1

(A) OUTSTANDING INDEBTEDNESS

November 6, 2003:

	Available	Outstanding	Maturity
Private Placement Notes:
Series A	$50,000,000	$50,000,000	8/31/2006
Series B	$50,000,000	$50,000,000	8/31/2008
Series C	$50,000,000	$50,000,000	8/31/2011
Revolving Credit Facility:	$150,000,000	$35,500,000	11/7/2003
Miscellaneous Notes:		$3,587,000
Sale-leaseback; Original Transaction Amount:
Mellon 12/99		$3,328,535	12/24/2006
Fleet 12/99		$14,494,092	12/20/2007
PNC 12/99		$6,547,149	12/30/2007
Mellon 12/00		$3,251,280	12/24/2005
Mellon 12/00		$748,306	12/14/2007
Suntrust 12/00		$1,996,409	12/20/2007
GE Capital 12/01		$9,999,787	12/28/2008
Arbitrage Lines of Credit:
Bank of America	$150,000,000	$0	renewing
Bank of America (Nationsbank)	$125,000,000	$0	renewing
Bank One	$78,000,000	$0	renewing
Comerica Bank	$125,000,000	$0	11/20/2003
Wachovia	$15,000,000	$0	renewing
Wells Fargo	$75,000,000	$0	renewing
PNC Bank	$20,000,000	$0	renewing
Union Bank of California	$225,000,000	$0	11/28/2003
US Bank	$60,000,000	$0	renewing

Letters of Credit:
			Royal Indemnity
PNC Bank	$684,000	10/1/2004	Company
			1186 Bank Street
PNC Bank	$12,142	3/16/2004	LLC

Guarantees:

Guarantor	Beneficiary	Original Amount	Current Amount	Maturity
LandAmerica	Bank of the West	$100,000	$47,684	7/1/2006
LandAmerica	Bank of America	$3,000,000	$2,714,286	2/28/2005
Lawyers Title	Mercantile Bank Texas	$653,000	$611,670	6/2/2005
LandAmerica	International Bank of Commerce	$2,000,000	$2,000,000	8/5/2007
Lawyers Title	Frost National Bank	$750,000	$473,682	8/23/2004

Convertible Debt Offering:

Not to exceed $115 million, including any underwriters’ option. Senior unsecured debt. May contain features and covenants contained in convertible debt, including but not limited to:

•	Payment of additional (non-default) contingent interest under certain circumstances.

•	Optional redemption by the issuer upon certain dates and conditions.

•	Purchase of notes by the issuer at the option of the holders upon certain dates and upon certain events including a fundamental change, such as a change of control or termination of trading in the issuer’s common stock.

•	Adjustments to conversion rate for stock splits, dividends in excess of current dividend rate, etc.

•	Registration rights for holders to require issuer to register notes and underlying common stock for resale under Federal and state securities laws.

•	Right of issuer to deliver to holders upon conversion of notes, in lieu of shares of issuer’s common stock, cash or a combination of cash and common stock; or the issuer may enter into such an arrangement on a mandatory basis, whereby the issuer would be required to pay cash to holders upon conversion in an amount equal to all or a portion of the principal of the notes and/or the converted value of the notes.

•	Holder’s right to convert upon issuer’s common stock trading at a given percentage over the conversion price over a given period of time, upon the notes trading at a given percentage under par for a given period of time, upon the notes being called for redemption, upon certain debt rating downgrades, and upon certain specified corporate transactions.

April 27, 2004:

Trust Preferred Securities of Orange County Bancorp totaling $9,000,000 and maturing 2031.

(B) TERMS OF 2004 CONVERTIBLE DEBENTURES

May contain features and covenants contained in convertible debt, including but not limited to:

•	Optional redemption by the issuer upon certain dates and conditions.

•	Purchase of debentures by the issuer at the option of the holders upon certain dates and upon certain events including a fundamental change, such as a change of control or termination of trading in the issuer’s common stock.

•	Adjustments to conversion rate for stock splits, stock dividends, issuer self tenders and cash dividends in excess of current dividend rate, etc.

•	Registration rights for holders to require issuer to register notes and underlying common stock for resale under Federal and state securities laws.

•	Right of issuer to deliver to holders upon conversion of debentures cash equal to the lesser of the aggregate principal amount of debentures to be converted and the Borrower’s total conversion obligation and common stock in respect to the remainder, if any, of the Borrower’s conversion obligation.

•	Holder’s right to convert upon issuer’s common stock trading at a given percentage over the conversion price over a given period of time, upon the debentures trading at a given percentage under conversion value or parity value for a given period of time, upon the debentures being called for redemption, upon certain debt rating downgrades, and upon certain specified corporate transactions.